INVESTORS TITLE COMPANY ANNOUNCES
FIRST QUARTER 2024 RESULTS

Contact: Elizabeth B. Lewter
May 3, 2024
Telephone: (919) 968-2200
Nasdaq Symbol: ITIC
FOR IMMEDIATE RELEASE:
Chapel Hill, NC – Investors Title Company (Nasdaq: ITIC) today announced results for the quarter ended March 31, 2024. The Company reported net income of $4.5 million, or $2.40 per diluted share, compared with net income of $1.2 million, or $0.62 per diluted share, for the prior year period.
Revenues increased 4.1% to $53.5 million, compared to $51.3 million in the prior year period, primarily due to increases in premiums written and higher net investment gains. The increase in premiums written is attributable to higher activity levels in some of our key markets. Positive changes in the estimated fair value of equity security investments resulted in higher net investment gains compared to the prior year period.
Operating expenses decreased 4.3% compared to the prior year period, predominantly due to a $2.2 million decline in personnel expenses resulting from reduced staffing levels and decreases in other overhead expense categories. These decreases were partially offset by an increase in commissions to agents commensurate with higher agent premium volumes. The provision for claims and office and technology expenses were in line with the prior year period.
Income before income taxes increased to $5.8 million for the current year quarter, versus $1.6 million in the prior year period. Excluding the impact of net investment gains, adjusted income before income taxes (non-GAAP) increased to $3.4 million for the current year quarter, versus $1.1 million in the prior year period (see Appendix A for a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure).
Chairman J. Allen Fine commented, “We are pleased to report favorable results compared to the prior year period. Higher revenue levels, coupled with reductions in overhead expenses, resulted in improvement in earnings relative to the prior year.

“Operating conditions remained challenging for the real estate market during the quarter, although there was some improvement. Despite record low levels of housing affordability, mortgage originations on a national level increased during the first quarter, compared to the same prior year period, favorably impacting some of our key markets. We remain committed to identifying and investing in opportunities to profitably expand our market presence and improve our competitive strengths, while taking a long-term view toward disciplined expense management over the ebbs and flows of the economic cycle.”
Investors Title Company’s subsidiaries issue and underwrite title insurance policies. The Company also provides investment management services and services in connection with tax-deferred exchanges of like-kind property.
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Cautionary Statements Regarding Forward-Looking Statements
Certain statements contained herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as “plan,” expect,” “aim,” “believe,” “project,” “anticipate,” “intend,” “estimate,” “should,” “could,” “would,” and other expressions that indicate future events and trends. Such statements include, among others, any statements regarding the Company’s expected performance for this year, future home price fluctuations, changes in home purchase or refinance demand, activity and the mix thereof, interest rate changes, expansion of the Company’s market presence, enhancing competitive strengths, development in housing affordability, wages, unemployment or overall economic conditions or statements regarding our actuarial assumptions and the application of recent historical claims experience to future periods. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. Such risks and uncertainties include, without limitation: the cyclical demand for title insurance due to changes in the residential and commercial real estate markets; the occurrence of fraud, defalcation or misconduct; variances between actual claims experience and underwriting and reserving assumptions, including the limited predictive power of historical claims experience; declines in the performance of the Company’s investments; government regulations; changes in the economy; the impact of inflation and responses by government regulators, including the Federal Reserve, such as changes in interest rates; loss of agency relationships, or significant reductions in agent-originated business; difficulties managing growth, whether organic or through acquisitions and other considerations set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the Securities and Exchange Commission, and in subsequent filings.

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Investors Title Company and Subsidiaries
Consolidated Statements of Operations
For the Three Months Ended March 31, 2024 and 2023
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues:
Net premiums written	$40,180	$38,966
Escrow and other title-related fees	3,723	3,655
Non-title services	4,304	5,312
Interest and dividends	2,520	2,074
Other investment income	111	753
Net investment gains	2,422	443
Other	199	140
Total Revenues	53,459	51,343

Operating Expenses:
Commissions to agents	19,870	19,326
Provision for claims	910	1,068
Personnel expenses	18,582	20,820
Office and technology expenses	4,465	4,400
Other expenses	3,835	4,168
Total Operating Expenses	47,662	49,782

Income before Income Taxes	5,797	1,561

Provision for Income Taxes	1,272	380

Net Income	$4,525	$1,181

Basic Earnings per Common Share	$2.40	$0.62

Weighted Average Shares Outstanding – Basic	1,888	1,897

Diluted Earnings per Common Share	$2.40	$0.62

Weighted Average Shares Outstanding – Diluted	1,889	1,897

Investors Title Company and Subsidiaries
Consolidated Balance Sheets
As of March 31, 2024 and December 31, 2023
(in thousands)
(unaudited)

	March 31, 2024	December 31, 2023
Assets

Cash and cash equivalents	$21,613	$24,031

Investments:
Fixed maturity securities, available-for-sale, at fair value	62,647	63,847
Equity securities, at fair value	36,708	37,212
Short-term investments	113,379	110,224
Other investments	21,758	17,385
Total investments	234,492	228,668

Premiums and fees receivable	12,911	13,338
Accrued interest and dividends	1,090	978
Prepaid expenses and other receivables	8,843	13,525
Property, net	25,325	23,886
Goodwill and other intangible assets, net	15,910	16,249
Lease assets	6,679	6,303
Other assets	2,631	2,500
Current income taxes recoverable	—	1,081
Total Assets	$329,494	$330,559

Liabilities and Stockholders’ Equity

Liabilities:
Reserve for claims	$37,316	$37,147
Accounts payable and accrued liabilities	27,732	31,864
Lease liabilities	6,828	6,449
Current income taxes payable	282	—
Deferred income taxes, net	3,374	3,546
Total liabilities	75,532	79,006

Stockholders’ Equity:
Common stock – no par value (10,000 authorized shares; 1,884 and 1,891 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively, excluding in each period 292 shares of common stock held by the Company's subsidiary)	—	—
Retained earnings	253,616	250,915
Accumulated other comprehensive income	346	638
Total stockholders’ equity	253,962	251,553
Total Liabilities and Stockholders’ Equity	$329,494	$330,559

Investors Title Company and Subsidiaries
Direct and Agency Net Premiums Written
For the Three Months Ended March 31, 2024 and 2023
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2024	%	2023	%
Direct	$13,321	33.2	$12,714	32.6

Agency	26,859	66.8	26,252	67.4

Total	$40,180	100.0	$38,966	100.0

Investors Title Company and Subsidiaries
Appendix A
Non-GAAP Measures Reconciliation
For the Three Months Ended March 31, 2024 and 2023
(in thousands)
(unaudited)

Management uses various financial and operational measurements, including financial information not prepared in accordance with generally accepted accounting principles ("GAAP"), to analyze Company performance. This includes adjusting revenues to remove the impact of net investment gains and losses, which are recognized in net income under GAAP. Net investment gains and losses include realized gains and losses on sales of investment securities and changes in the estimated fair value of equity security investments. Beginning with the three months ended June 30, 2023, management decided to exclude realized gains and losses on sales of investment securities in addition to changes in the estimated fair value of equity security investments for consistency with a similar change in the presentation in the Consolidated Statement of Operations. The non-GAAP financial measures for prior year periods included in this Appendix have also been updated for consistency with this presentation. Therefore adjusted revenues (non-GAAP) and adjusted income before income taxes (non-GAAP) below are not comparable with previously published non-GAAP financial measures for the Company. Management believes that these measures are useful to evaluate the Company's internal operational performance from period to period because they eliminate the effects of external market fluctuations. The Company also believes users of the financial results would benefit from having access to such information, and that certain of the Company’s peers make available similar information. This information should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, and may be different from similarly titled non-GAAP financial measures used by other companies.

The following tables reconcile non-GAAP financial measurements used by Company management to the comparable measurements using GAAP:

	Three Months Ended March 31,
	2024	2023

Revenues
Total revenues (GAAP)	$53,459	$51,343
Subtract: Net investment gains	(2,422)	(443)
Adjusted revenues (non-GAAP)	$51,037	$50,900

Income before Income Taxes
Income before income taxes (GAAP)	$5,797	$1,561
Subtract: Net investment gains	(2,422)	(443)
Adjusted income before income taxes (non-GAAP)	$3,375	$1,118